EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 27, 2001 relating to the consolidated financial statements and financial statement schedule, which appear in Orthofix International N.V.'s Annual Report on Form 20-F for the year ended December 31, 2000.



/s/ PricewaterhouseCoopers
--------------------------
PricewaterhouseCoopers

London, England

August 28, 2001